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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Intermedia Communications Inc. Long -Term Incentive Plan of our report dated March 15, 2000, with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP
                                                     ---------------------


Tampa, Florida
June 8, 2000